Exhibit 3.187

ARTICLES OF ORGANIZATION

OF

TEXAS GENCO GP, LLC

I, the undersigned, a natural person of the age of eighteen years or more, acting as organizer of a limited liability company under the Texas Limited Liability Company Act, do hereby adopt the following Articles of Organization therefor:

ARTICLE I

The name of the limited liability company is Texas Genco GP, LLC (the “Company”).

ARTICLE II

The period of duration of the Company shall be perpetual.

ARTICLE III

The purpose of the Company is the transaction of any or all business for which a limited liability company may be organized under the Texas Limited Liability Company Act.

ARTICLE IV

The address of the Company’s initial registered office is 1020 Main Street, Suite 1150, Houston, Texas 77002, and the name of the Company’s initial registered agent at such address is CT Corporation System.

ARTICLE V

The Company shall have a manager. The name and address of the initial manager of the Company is David G. Tees, 1111 Louisiana, Houston, Texas 77002.

ARTICLE VI

The name and address of the organizer is as follows:

Richard B. Dauphin
1111 Louisiana
Houston, Texas 77002

IN WITNESS WHEREOF, the undersigned has executed this instrument this 18 day of December, 2001.

/s/ Richard B. Dauphin
Richard B. Dauphin Organizer

TEXAS GENCO HOLDINGS, INC.

1111 LOUISIANA

HOUSTON, TEXAS 77002

CONSENT TO USE OF NAME

Texas Genco GP, LLC, a limited liability company not yet in existence, desires to carry on its business under the name “Texas Genco GP, LLC.” The undersigned, as Assistant Corporate Secretary for Texas Genco Holdings, Inc. hereby consents to the organization and qualification of and use of the name “Texas Genco GP, LLC” by Texas Genco GP, LLC.

IN WITNESS WHEREOF, the undersigned has executed this consent as of December 18, 2001.

/s/ Richard B. Dauphin
Richard B. Dauphin Assistant Corporate Secretary

FILED
In the Office of the
Secretary of State of Texas
FEB 04 2002
Corporations Section

ARTICLES OF CORRECTION

FOR

TEXAS GENCO GP, LLC

These Articles of Correction (these “Articles”) are being filed by the undersigned pursuant to Article 1302-7.01 of the Texas Miscellaneous Corporation Laws Act:

ARTICLE I

The name of the limited liability company is Texas Genco GP, LLC (the “Company”).

ARTICLE II

The document to be corrected is the Articles of Organization of the Company, filed with the Secretary of State of the State of Texas on December 18, 2001 (the “Original Articles”).

ARTICLE III

These Articles are correcting the street number of the address of the registered agent of the Company set forth in Article IV of the Original Articles.

ARTICLE IV

As corrected, the text of Article IV of the Original Articles shall read in its entirety as follows:

The address of the Company’s initial registered office is 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name of the Company’s initial registered agent at such address is CT Corporation System.

IN WITNESS WHEREOF, the undersigned Manager of the Company has executed these Articles on January 31, 2002, to be effective as of December 18, 2001.

/s/ David G. Tees
David G. Tees, Manager

FILED
In the Office of the
Secretary of State of Texas
DEC 15 2004
Corporations Section

ARTICLES OF MERGER

OF

TEXAS GENCO GP, LLC

AND

TEXAS GENCO II GP, LLC

Pursuant to the provisions of Article 10.03 of the Texas Limited Liability Company Act (the “TLLCA”), the undersigned limited liability companies have executed and do hereby adopt the following Articles of Merger for the purpose of merging Texas Genco II GP, LLC, a Texas limited liability company (“Genco II GP”), with and into Texas Genco GP, LLC, a Texas limited liability company (“GencoGP”).

1. Genco II GP and Genco GP (the “Constituent Parties”) have.entered into a Plan of Merger, dated as of December 15, 2004 (the “Plan of Merger”). The Plan of Merger provides for the merger (the “Merger”) of Genco II GP with and into Genco GP, which will be the sole surviving entity in the Merger (the “Surviving Entity”).

2. The name and state of organization of each Constituent Party are set forth in the preamble to these Articles of Merger.

3. The Plan of Merger has been approved and adopted by each of the Constituent Parties in accordance with Article 10.01 of the TLLCA.

4. No amendments or changes in the articles of organization of the Surviving Entity are to be effected by the Merger.

5. An executed Plan of Merger is on file at the principal place of business of the Surviving Entity, which is as follows:

1111 Louisiana Street

Houston, Texas 77002

6. A copy of the Plan of Merger will be furnished by the Surviving Entity, on written request and without cost, to any member of a Constituent Party.

7. As to each Constituent Party, the Plan of Merger has been duly authorized by all action required by the laws under which it was formed or organized and by its constituent documents.

8. Under the terms of the Plan of Merger, the Surviving Entity shall survive the Merger and shall be responsible for and obligated to pay all applicable filing or other fees and franchise taxes, if any, owed by any Constituent Party as required by law.

[signature page follows]

IN WITNESS WHEREOF, the Constituent Parties have caused this Plan of Merger to be executed and delivered as of the date first set forth above.

TEXAS GENCO GP, LLC

By:	/s/ David G. Tees
Name: David G. Tees Title: President

TEXAS GENCO II GP, LLC

By:	/s/ David G. Tees
Name: David G. Tees Title: President

[SEAL]	Office of the Secretary of State	Filed in the Office of the
	Corporations Section	Secretary of State of Texas
	P.O. Box 13697	Filing #: 800037793 12/27/2007
	Austin, Texas 78711-3697	Document #: 197728296528
	(Form 408)	Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.                         The name of the entity represented is

Texas Genco GP, LLC

The entity’s filing number is 800037793

2.                         The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street Suite 1150, Houston, TX 77002

3.                         The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N, St. Paul Street, Dallas, TX 75201

4.                         Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	12/27/2007

CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY

[SEAL]	Office of the Secretary of State	Filed in the Office of the
	Corporations Section	Secretary of State of Texas
	P.O. Box 13697	Filing #: 800037793 04/19/2010
	Austin, Texas 78711-3697	Document #: 304522290649
	(Form 408)	Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.                         The name of the entity represented is

Texas Genco GP, LLC

The entity’s filing number is 800037793

2.                         The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

350 N, St. Paul St., Dallas, TX 75201

3.                         The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N, St. Paul St., Ste, 2900, Dallas, TX 75201-4234

4.                         Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	04/19/2010

CT Corporation System

Name of Registered Agent

Kenneth Uva, Vice President

Signature of Registered Agent

FILING OFFICE COPY